UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Empresa Distribuidora y Comercializadora Norte S.A. (EDENOR)

(Exact name of registrant as specified in its charter)

Republic of Argentina	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Azopardo 1025 City of Buenos Aires C1107ADQ Argentina
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares each representing 20 Class B common shares 361,001,987 Class B common shares	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: No. 333-141894

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of the Registrant’s Securities to be Registered.

The description of the securities to be registered that appears on pages 133 to 134 (under the caption "Dividends and dividend policy"), pages 115 to 121 (under the caption "Principal and selling shareholders"), pages 124 to 132 (under the caption “Description of capital stock”), pages 135 to 142 (under the caption “Description of American Depositary Shares”) and pages 143 to 147 (under the caption “Taxation”) of the Prospectus, included in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-141894), filed on April 20, 2007, under the Securities Act of 1933 is hereby incorporated by reference in answer to this Item. Because such description will be included in the form of prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such prospectus shall also be deemed to be incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed herewith (or incorporated herein by reference):

99.1.	Amendment No. 2 to the Registration Statement on Form F-1 filed on April 20, 2007 (File No. 333-141894), as amended from time to time (incorporated herein by reference).
99.2.	English translation of the amended and restated bylaws (Estatutos Sociales) of the Registrant (incorporated herein by reference from Exhibit 3.1 to the Registration Statement).
99.3.

Form of Deposit Agreement among the Registrant, The Bank of New York, and all registered holders from time to time of any American Depositary Receipts (incorporated herein by reference from Exhibit 4.1 to the Registration Statement).

99.4.	Form of American Depositary Receipt in the Deposit Agreement (incorporated herein by reference from Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR)

Date         April 20, 2007

By         /s/ Jaime Barba

Name:  Jaime Barba

Title:    Director of Legal Affairs